UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 17, 2013

FOSSIL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19848 (Commission File Number)	75-2018505 (IRS Employer Identification No.)

901 S. Central Expressway Richardson, Texas (Address of principal executive offices)	75080 (Zip Code)

Registrant’s telephone number, including area code (972) 234-2525

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 17, 2013, Fossil, Inc. (the “Company”), as borrower, and certain of its subsidiaries entered into a Credit Agreement (the “Credit Agreement”) with certain lenders party thereto, Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent, swingline lender and issuing lender, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as syndication agents, HSBC Bank USA, National Association and Fifth Third Bank, as documentation agents, and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as joint lead arrangers and bookrunners.

The Credit Agreement provides for revolving credit loans in the amount of $750 million (the “Revolving Credit Facility”), with an up to $20 million subfacility for swingline loans (the “Swingline Loan”), and an up to $10 million subfacility for letters of credit, and terms loans in the amount of $250 million (the “Term Loan”). The Credit Agreement expires and is due and payable on May 17, 2018. It is guaranteed by all direct and indirect material domestic subsidiaries of the Company, as provided in a subsidiary guaranty agreement, and secured by 65% of the total outstanding voting capital stock and 100% of the non-voting capital stock of Fossil Europe B.V., Fossil (East) Limited and Swiss Technology Holding GmbH, foreign subsidiaries of the Company, pursuant to a pledge agreement. The Credit Agreement may be used to repay in full the indebtedness under the Old Agreement (as defined below), finance the acquisition of capital assets, for ongoing working capital and other general corporate purposes, and to repurchase the Company’s capital stock to the extent permitted under the Credit Agreement.

The Credit Agreement replaced that certain Credit Agreement dated as of December 17, 2010, as amended, by and among the Company and certain of its subsidiaries, Wells Fargo Bank, National Association, as administrative agent, swingline lender and issuing lender, Wells Fargo Securities, LLC, as sole lead arranger and sole book manager and Bank of America, N.A., as lender, which was scheduled to mature on December 17, 2014 (the “Old Agreement”).  As of March 31, 2013, the Company had $140.0 million of revolving credit loans outstanding under the Old Agreement. No penalties or other early termination fees were incurred in connection with the termination of the Old Agreement. For more information about the terms and conditions of the Old Agreement, see Item 1.02 below.

Amounts outstanding under the Revolving Credit Facility and Term Loans under the Credit Agreement bear interest at the Company’s option of (i) the base rate (defined as the highest of (a) the prime rate publicly announced by Wells Fargo, (b) the federal funds rate plus 0.5% and (c) LIBOR for an interest period of one month plus 1.0%) plus the base rate applicable margin (which varies based upon the Company’s consolidated total leverage ratio (the “Ratio”) from 0.25% if the Ratio is less than 1.00 to 1.00 to 1.00% if the Ratio is greater than or equal to 2.00 to 1.00) or (ii) the LIBOR rate (defined as the quotient obtained by dividing (a) LIBOR by (b) 1.00 minus the Eurodollar reserve percentage) plus the LIBOR rate applicable margin (which varies based upon the Ratio from 1.25% if the Ratio is less than 1.00 to 1.00 to 2.00% if the Ratio is greater than or equal to 2.00 to 1.00). Amounts outstanding under the Swingline Loan under the Credit Agreement or upon any drawing under a letter of credit bear interest at the base rate plus the base rate applicable margin. Interest based upon the base rate is payable quarterly in arrears. Interest based upon the LIBOR rate is payable either monthly or quarterly in arrears, depending on the interest period selected by the Company.

Financial covenants governing the Credit Agreement require the Company to maintain (i) a consolidated total leverage ratio no greater than 2.50 to 1.00, (ii) a consolidated interest coverage ratio no less than 3.50 to 1.00, and (iii) maximum capital expenditures not in excess of (x) $200.0 million from the closing through the fiscal year ending 2013 and during each of fiscal years 2014 and 2015 and (y) $250.0 million during each fiscal year thereafter, subject to certain adjustments. The Credit Agreement contains representations, warranties, covenants, events of default and indemnities that are customary for agreements of this type.

The Company is required to pay a commitment fee on the unused amounts of the commitments under the Revolving Credit Facility under the Credit Agreement, payable quarterly in arrears. The commitment fee is determined based upon the Ratio and varies from 0.20% if the Ratio is less than 1.00 to 1.00 to 0.35% if the Ratio is greater than or equal to 2.00 to 1.00. Swingline Loans are not deemed to be a utilization of the Revolving Credit Facility for purposes of the commitment fee calculations. In connection with any letter of credit, the Company is required to pay (i) a letter of credit commission, payable quarterly in arrears, in an amount equal to the daily amount available to be drawn under such letter of credit multiplied by the LIBOR applicable margin, (ii) a fronting fee, payable quarterly in arrears, as set forth in the applicable letter of credit application or as otherwise separately agreed by the Company and the issuing lender, and (iii) normal and customary costs and expenses incurred or charged by the issuing lender in issuing, effecting payment under, amending or otherwise administering the letter of credit.

Loans under the Credit Agreement may be prepaid, in whole or in part, at the option of the Company, in minimum principal amounts of $2.0 million or increments of $1.0 million in excess thereof with respect to a base rate loan under the Revolving Credit Facility, $5.0 million or increments of $1.0 million in excess thereof with respect to a LIBOR rate loan under the Revolving Credit Facility, $5.0 million or increments of $1.0 million in excess thereof with respect to a Term Loan, and $100,000 or increments of $100,000 in excess thereof with respect to a Swingline Loan. Loans under the Credit Agreement must be repaid with the net cash proceeds of certain asset sales or insurance and condemnation events. The Company may permanently reduce the revolving credit commitment at any time, in whole or in part, without premium or penalty, in a minimum aggregate principal amount of not less than $3.0 million or increments of $1.0 million in excess thereof.

The repayment obligation under the Credit Agreement can be accelerated upon the occurrence of an event of default, including the failure to pay principal or interest, a material inaccuracy of a representation or warranty, violation of covenants, cross-default, change in control, bankruptcy events, failure of a loan document provision, certain ERISA events and material judgments.

Other than the Credit Agreement, the Old Agreement and matters related to such agreements, there are no material relationships between the Company or any of its affiliates and any of the lenders and other parties under the Credit Agreement.

The foregoing description is not complete and is qualified in its entirety by the Credit Agreement, the Guaranty Agreement and the Pledge Agreement which are filed herewith as Exhibits 10.1, 10.2 and 10.3 and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

On May 17, 2013, the Old Agreement was terminated in connection with the Company’s entry into the Credit Agreement. The Old Agreement provided for revolving credit loans in the amount of $300 million, a swingline subfacility of $20 million, and letters of credit. On April 2, 2012, in connection with the acquisition of Skagen Designs, Ltd., the Old Agreement was amended to, among other things, (i) increase the aggregate commitment of the lenders under the revolving credit facility from $300 million to $350 million, (ii) provide for an uncommitted $50 million incremental revolving credit commitment and (iii) extend the maturity date from December 17, 2013 to December 17, 2014. Amounts outstanding under the revolving credit under the Old Agreement accrued interest at the Company’s option of (i) the base rate (defined as the highest of (a) the prime rate publicly announced by Wells Fargo, (b) the federal funds rate plus 1.50% and (c) the LIBOR rate plus 1.50%) plus the base rate applicable margin (which varies based upon the Company’s consolidated leverage ratio (the “Leverage Ratio”) from 0.25% if the Leverage Ratio is less than 1.00 to 1.00, to 1.00% if the Leverage Ratio is greater than or equal to 2.00 to 1.00) or (ii) the LIBOR rate (defined as the quotient obtained by dividing (a) LIBOR by (b) 1.00 minus the Eurodollar reserve percentage) plus the LIBOR rate applicable margin (which varies based upon the Leverage Ratio from 1.25% if the Leverage Ratio is less than 1.00 to 1.00, to 2.00% if the Leverage Ratio is greater than or equal to 2.00 to 1.00). Amounts outstanding under the swingline loan under the Old Agreement or upon any drawing under a letter of credit bear interest at the base rate plus the base rate applicable margin.

The Old Agreement was guaranteed by all of the Company’s direct and indirect material domestic subsidiaries and secured by 65% of the outstanding voting capital stock and 100% of the non-voting capital of the Company’s foreign subsidiaries, Fossil Europe B.V., Swiss Technology Holding GmbH and Fossil (East) Limited. Financial covenants in the Old Agreement required the Company to maintain (i) a consolidated leverage ratio no greater than 2.50 to 1.00, (ii) consolidated tangible net worth of no less than the sum of (a) $600 million plus (b) 25% of positive consolidated net income, (iii) consolidated net income that is not negative for any two consecutive fiscal quarters, and (iv) maximum capital expenditures not in excess of $200 million during fiscal year 2012, and $150 million during each fiscal year thereafter, subject to certain adjustments.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)                                                         Exhibits.

10.1

Credit Agreement, dated as of May 17, 2013, by and among Fossil, Inc., Fossil Intermediate, Inc., Fossil Trust, Fossil Partners, L.P., Arrow Merchandising, Inc., Fossil Stores I, Inc., Fossil Holdings, LLC, Fossil International Holdings, Inc., Wells Fargo Bank, National Association, Bank of America, N.A., JPMorgan Chase Bank, N.A., HSBC Bank USA, National Association, Fifth Third Bank, Wells Fargo Securities, LLC, Merrill Lynch Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC. (The exhibits and schedules to the Credit Agreement have not been filed herewith and will be provided to the Securities and Exchange Commission supplementally upon request.)

10.2

Guaranty Agreement, dated as of May 17, 2013, executed and delivered by Fossil Intermediate, Inc., Fossil Partners, L.P., Fossil Trust, Fossil Stores I, Inc. and Fossil International Holdings, Inc. to Wells Fargo Bank, National Association.

10.3	Pledge Agreement, dated as of May 17, 2013, by and among Fossil, Inc. and Wells Fargo Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOSSIL, INC.

Date: May 20, 2013	By:	/s/ Dennis R. Secor
	Name:	Dennis R. Secor
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1

Credit Agreement, dated as of May 17, 2013, by and among Fossil, Inc., Fossil Intermediate, Inc., Fossil Trust, Fossil Partners, L.P., Arrow Merchandising, Inc., Fossil Stores I, Inc., Fossil Holdings, LLC, Fossil International Holdings, Inc., Wells Fargo Bank, National Association, Bank of America, N.A., JPMorgan Chase Bank, N.A., HSBC Bank USA, National Association, Fifth Third Bank, Wells Fargo Securities, LLC, Merrill Lynch Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC. (The exhibits and schedules to the Credit Agreement have not been filed herewith and will be provided to the Securities and Exchange Commission supplementally upon request.)

10.2

Guaranty Agreement, dated as of May 17, 2013, executed and delivered by Fossil Intermediate, Inc., Fossil Partners, L.P., Fossil Trust, Fossil Stores I, Inc. and Fossil International Holdings, Inc. to Wells Fargo Bank, National Association.

10.3	Pledge Agreement, dated as of May 17, 2013, by and among Fossil, Inc. and Wells Fargo Bank, National Association.